SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                        Date of Report: December 30, 1998
                                        -----------------


                           THE MED-DESIGN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                   0-25852                   77-0404919
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)


                 2810 Bunsen Avenue, Ventura, CA.          93003
             ----------------------------------------    ----------
             (Address of principal executive offices)    (Zip Code)


                                 (805) 339-0375
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      THE MED-DESIGN CORPORATION

January 6, 1999                       By: /s/ James M. Donegan
                                          -------------------------------------
                                          James M. Donegan
                                          President and Chief Executive Officer

Item 5. Other Events

     On December 11, 1998 The Med-Design Corporation (the "Company") signed a licensing agreement (the "Agreement") with Becton Dickinson and Company ("Becton Dickinson"). Under the Agreement, the Company granted an exclusive worldwide license to Becton Dickinson to manufacture and sell several applications of the Company's proprietary safety retractable needle devices in the areas of blood collection and I.V. catheter insertion. In addition, the Agreement provides an option for one year to Becton Dickinson to license certain additional Company products on terms and conditions to be negotiated. In connection with the license agreement, Becton Dickinson made an initial, non-refundable payment of $4.5 million to the Company. Additional royalties will be payable on Becton Dickinson's net sales of licensed products, as defined in the Agreement, with certain minimum payments required at specified dates if Becton Dickinson wishes to maintain exclusivity of its license.

     In addition, in a separate agreement, Becton Dickinson purchased 300,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") for $1.5 million. Dividends are payable semi-annually on the Preferred Stock in cash or in additional shares of Preferred Stock (at the option of the Company) at the rate of 8% per annum. The Preferred Stock is convertible, at Becton Dickinson's option, at the conversion price of $5.00 per share (i.e., initially on a share-for-share basis). Beginning in September 1999, the Company may automatically convert the Preferred Stock into Common Stock at a conversion price ranging from $3.25 to $5.00 per share, depending on the price of Company Common Stock during the 20 trading days prior to the date the Company gives notice of the conversion. By virtue of its Preferred Stock holdings, Becton Dickinson has the right to elect one director to the Company's Board of Directors.

     As a result of the Company's receipt of $6 million in the transactions described above, the Company is in compliance with the net tangible assets requirement for continued listing on the Nasdaq SmallCap Market. Included in this report is unaudited pro forma financial information giving effect to the transactions described above as if they had occurred on November 30, 1998.

                           The Med-Design Corporation
                        Unaudited Pro Forma Balance Sheet
                                November 30, 1998


                                                                                                  Pro forma            Pro forma
                                                                            Historical           Adjustments              As
                                                                            (Unaudited)           DR./(CR.)             Adjusted
                                                                           ------------          -----------          ------------
ASSETS

Current assets:
   Cash and cash equivalents                                               $    110,767                               $    110,767
   Available-for-sale securities                                                212,681          $ 6,000,000(3)          6,212,681
   Prepaid expenses and other current assets                                    180,907                                    180,907
                                                                           ------------          -----------          ------------
     Total current assets                                                       504,355            6,000,000             6,504,355
Property, plant, and equipment, net of accumulated
   depreciation and amortization                                                879,599                                    879,599
Patents, net of accumulated amortization                                        788,090                                    788,090
Debt Issue Costs, net of amortization                                           519,633                                    519,633
                                                                           ------------          -----------          ------------
                                                                           $  2,691,677          $ 6,000,000          $  8,691,677
                                                                           ============          ===========          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term borrowings                                                   $    250,000                               $    250,000
   Accounts Payable                                                             122,149                                    122,149
   Accrued expenses                                                             162,703                                    162,703

   Current maturities of long-term debt and capital lease obligations            10,492                                     10,492
                                                                           ------------          -----------          ------------
     Total current liabilities                                                  545,344                                    545,344
                                                                           ------------          -----------          ------------
Long-term debt and capital lease obligations, less current maturities         1,579,952                                  1,579,952
                                                                           ------------          -----------          ------------
     Total liabilities                                                        2,125,296                                  2,125,296
                                                                           ------------          -----------          ------------
Commitments and contingencies
Stockholders' Equity:
   Preferred stock, $.01 par value, 5,000,000 shares authorized;
     300,000 issued and outstanding                                                                   (3,000)(2)             3,000
   Common stock, $.01 par value, 20,000,000 shares authorized;
     7,951,570 issued and outstanding                                            79,516                                     79,516
Additional paid-in capital                                                   22,445,307           (1,497,000)(2)        23,942,307
Accumulated deficit                                                         (21,958,869)          (4,500,000)(1)       (17,458,869)
Unrealized gain on available-for-sale securities                                    427                                        427
                                                                           ------------          -----------          ------------
  Total stockholders' equity                                                    566,381           (6,000,000)            6,566,381
                                                                           ------------          -----------          ------------
                                                                           $  2,691,677          $(6,000,000)         $  8,691,677
                                                                           ============          ===========          ============

               The accompanying notes are an integral part of the
                       unaudited pro forma balance sheet.

                           The Med-Design Corporation
                    Unaudited Pro forma Financial Information


Basis of Presentation

     The pro forma balance sheet at November 30, 1998 gives effect to the execution of the Licensing Agreement and Stock Purchase Agreement as if they occurred on that date.

     The pro forma adjustments are based upon certain assumptions (see notes to pro forma financial information). The pro forma financial information is not necessarily indicative of the Company's future financial condition.

                           The Med-Design Corporation
                 Notes to the Unaudited Pro forma Balance Sheet


(1) The Company's Licensing Agreement with Becton Dickinson provides for an initial, non-refundable payment to the Company of $4.5 million. The pro forma financial information does not include an unaudited pro forma income statement as the sole income statement effect of the transaction is a non-recurring credit to income of $4.5 million in respect of the intial, non-refundable payment by Becton Dickinson; however a credit to additonal paid-in capital of $4.5 million has been made in this regard.

(2) Becton Dickinson purchased 300,000 shares of Preferred Stock, convertible into Med-Design's common stock at $5.00 per share at the option of Becton Dickinson. The Preferred Stock accrues dividends at a rate of 8% payable in cash or in additional shares of Preferred Stock at the option of the Company. The Company has made a pro forma adjustment to record $3,000 to Preferred Stock and $1,497,000 to additional paid-in capital as of September 30, 1998 on a pro forma basis.

(3) The Company has invested all initial payments received from Becton Dickinson in Available-for-sale-securities.